                                                                EXHIBIT 10.147.1

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         CAPITAL ONE AUTO FINANCE, INC.,

                          FOOTHILL SERVICES CORPORATION

                                       AND

                           ONYX ACCEPTANCE CORPORATION

                         DATED AS OF SEPTEMBER 21, 2004

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                                TABLE OF CONTENTS

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                                                                                                                     PAGE
ARTICLE 1             THE MERGER................................................................................      1

         Section 1.1           The Merger.......................................................................      1
         Section 1.3           Effects of the Merger............................................................      2
         Section 1.4           Charter and Bylaws; Directors and Officers.......................................      2
         Section 1.5           Conversion of Securities.........................................................      2
         Section 1.6           Exchange of Certificates.........................................................      3
         Section 1.7           Return of Payment Fund...........................................................      4
         Section 1.8           No Further Ownership Rights in Company Common Stock..............................      4
         Section 1.9           Closing of Company Transfer Books................................................      4
         Section 1.10          Lost Certificates................................................................      5
         Section 1.11          Further Assurances...............................................................      5
         Section 1.12          Dissenting Shares................................................................      5
         Section 1.13          Closing..........................................................................      6

ARTICLE 2             REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..........................................      6

         Section 2.1           Organization, Standing and Power.................................................      6
         Section 2.2           Authority........................................................................      6
         Section 2.3           Consents and Approvals; No Violation.............................................      6
         Section 2.4           Brokers..........................................................................      7
         Section 2.5           Operations of Sub................................................................      7
         Section 2.6           Funds............................................................................      7
         Section 2.7           Information Supplied.............................................................      8

ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................      8

         Section 3.1           Organization, Standing and Power.................................................      8
         Section 3.2           Capital Structure................................................................      9
         Section 3.3           Authority........................................................................     10
         Section 3.4           Consents and Approvals; No Violation.............................................     10
         Section 3.5           SEC Documents; Financial Statements; Other Documents.............................     11
         Section 3.6           Information Supplied.............................................................     12
         Section 3.7           Absence of Certain Changes or Events.............................................     12
         Section 3.8           Permits and Compliance...........................................................     13
         Section 3.9           Tax Matters......................................................................     13
         Section 3.10          Actions and Proceedings..........................................................     14
         Section 3.11          Employees; Employee Benefits.....................................................     15
         Section 3.12          Labor Matters....................................................................     18
         Section 3.13          Receivables......................................................................     18
         Section 3.14          Title of Property and Assets.....................................................     22
         Section 3.15          Real Property....................................................................     22
         Section 3.16          Insurance........................................................................     23
         Section 3.17          Business Relations...............................................................     23
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                                      -i-

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                                TABLE OF CONTENTS
                                   (continued)

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                                                                                                                     PAGE
         Section 3.18          Intellectual Property............................................................     23
         Section 3.19          Agreements with Governmental Entities............................................     25
         Section 3.20          Investment Securities............................................................     26
         Section 3.21          Interest Rate Risk Management Instruments........................................     26
         Section 3.22          Undisclosed Liabilities..........................................................     26
         Section 3.23          Environmental Liability..........................................................     26
         Section 3.24          Off-Balance Sheet Financials and Related Documents...............................     27
         Section 3.25          State Takeover Statutes..........................................................     27
         Section 3.26          Rights Agreement.................................................................     27
         Section 3.27          Opinion of Financial Advisor.....................................................     27
         Section 3.28          Required Vote of Company Stockholders............................................     27
         Section 3.29          Brokers..........................................................................     27
         Section 3.30          Accounting and Disclosure Controls; SOXA Compliance..............................     28
         Section 3.31          Material Contracts; Dealer Agreements; Securitization Agreements.................     28

ARTICLE 4             COVENANTS RELATING TO COMPANY CONDUCT OF BUSINESS.........................................     30

         Section 4.1           Company Conduct of Business Pending the Merger...................................     30
         Section 4.2           No Solicitation by the Company...................................................     31

ARTICLE 5             ADDITIONAL AGREEMENTS.....................................................................     32

         Section 5.1           Company Stockholder Meeting......................................................     32
         Section 5.2           Preparation of the Proxy Statement; Fairness Opinion.............................     32
         Section 5.3           Access to Information; Meetings with Company Officers............................     33
         Section 5.4           Certain Payments, Fees and Expenses..............................................     33
         Section 5.5           Reasonable Best Efforts..........................................................     34
         Section 5.6           Public Announcements.............................................................     35
         Section 5.7           State Takeover Laws..............................................................     35
         Section 5.8           Indemnification; Directors and Officers Insurance................................     35
         Section 5.9           Notification of Certain Matters..................................................     35
         Section 5.10          12-1/2% Subordinated Notes.......................................................     36

ARTICLE 6             CONDITIONS PRECEDENT TO THE MERGER........................................................     36

         Section 6.1           Conditions to Each Party's Obligation to Effect the Merger.......................     36
         Section 6.2           Conditions to Obligation of the Company to Effect the Merger.....................     36
         Section 6.3           Conditions to Obligations of Parent and Sub to Effect the Merger.................     37

ARTICLE 7             TERMINATION, AMENDMENT AND WAIVER.........................................................     39

         Section 7.1           Termination......................................................................     39
         Section 7.2           Effect of Termination............................................................     40
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                                TABLE OF CONTENTS
                                   (continued)

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         Section 7.3           Amendment........................................................................     40
         Section 7.4           Waiver...........................................................................     41

ARTICLE 8             GENERAL PROVISIONS........................................................................     41

         Section 8.1           Nonsurvival of Representations and Warranties....................................     41
         Section 8.2           Notices..........................................................................     41
         Section 8.3           Interpretation...................................................................     42
         Section 8.4           Counterparts.....................................................................     42
         Section 8.5           Entire Agreement; No Third Party Beneficiaries...................................     42
         Section 8.6           Governing Law....................................................................     43
         Section 8.7           Assignment.......................................................................     43
         Section 8.8           Severability.....................................................................     43
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                                     -iii-

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                             TABLE OF DEFINED TERMS

Defined Term                                                                                                  Section
------------                                                                                                  -------
1996 Plan......................................................................................                  1.5(d)
Affiliate......................................................................................                  7.1(h)
Agreement......................................................................................                Preamble
Benefit Plans..................................................................................                 3.11(c)
Blue Sky Laws..................................................................................                     2.3
Certificate of Merger..........................................................................                     1.2
Certificates...................................................................................                  1.6(b)
Claim..........................................................................................                    3.10
Closing........................................................................................                    1.13
Code...........................................................................................                  1.6(d)
Company........................................................................................                Preamble
Company Annual Report..........................................................................                  3.2(c)
Company Bylaws.................................................................................                  3.2(a)
Company Charter................................................................................                  1.4(a)
Company Common Stock...........................................................................                  1.5(b)
Company Disclosure Letter......................................................................                  3.2(a)
Company Permits................................................................................                     3.8
Company Preferred Stock........................................................................                  3.2(a)
Company Quarterly Reports......................................................................                     3.7
Company Regulatory Agreement...................................................................                    3.19
Company SEC Documents..........................................................................                  3.5(a)
Company Series A Preferred Stock...............................................................                  3.2(a)
Company Stock Option Plans.....................................................................                  3.2(a)
Company Stock Options..........................................................................                  3.2(a)
Company Stockholder Meeting....................................................................                     5.1
Confidentiality Agreement......................................................................                     5.3
Constituent Corporations.......................................................................                Preamble
Contract.......................................................................................                 3.13(a)
Dealer.........................................................................................             3.13(a)(iv)
Dealer Agreement...............................................................................                 3.31(b)
D&O Insurance Tail.............................................................................                  5.8(b)
DGCL...........................................................................................                     1.1
Dissenting Shares..............................................................................                    1.12
Effective Time.................................................................................                     1.2
Employees......................................................................................                 3.11(a)
Environmental Laws.............................................................................                    3.23
ERISA..........................................................................................                 3.11(c)
ERISA Affiliate................................................................................                 3.11(d)
Exchange Act...................................................................................                     2.3
Fairness Opinion...............................................................................                    3.27
Financed Vehicle...............................................................................                 3.13(a)
Former Employees...............................................................................                 3.11(a)
GAAP...........................................................................................                  3.5(b)

                                       iv

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
Governmental Approvals.........................................................................                  6.1(c)
Governmental Entity............................................................................                     2.3
HSR Act........................................................................................                     2.3
Indenture......................................................................................                    5.10
Intellectual Property..........................................................................                 3.18(a)
Intellectual Property Agreements...............................................................                 3.18(a)
IRCA...........................................................................................                 3.11(b)
IRS............................................................................................                 3.11(d)
Knowledge of the Company.......................................................................                    3.10
Leased Real Property...........................................................................                 3.15(a)
Liens..........................................................................................                  3.2(b)
Made Available.................................................................................                  3.5(a)
Material Adverse Effect........................................................................                     3.1
Material Contracts.............................................................................                 3.31(a)
Merger.........................................................................................                Recitals
Merger Consideration...........................................................................                  1.5(c)
Non-Employees..................................................................................                 3.11(a)
Notes..........................................................................................                    5.10
Obligor........................................................................................                 3.13(a)
Other Intellectual Property....................................................................                 3.18(a)
Owned Intellectual Property....................................................................                 3.18(a)
Parent.........................................................................................                Preamble
Parent Bylaws..................................................................................                     2.3
Parent Charter.................................................................................                     2.3
Paying Agent...................................................................................                  1.6(a)
Payment Fund...................................................................................                  1.6(a)
Person.........................................................................................                  4.1(d)
Personnel......................................................................................                 3.18(f)
Protection Program.............................................................................                 3.18(f)
Proxy Statement................................................................................                     3.6
Real Property Leases...........................................................................                 3.15(a)
Receivables Schedule...........................................................................                 3.13(b)
Residual Lines.................................................................................                 3.31(d)
Rights Agreement...............................................................................                    3.26
SEC............................................................................................                     3.5
Securities Act.................................................................................                     3.5
Securitization Agreements......................................................................                 3.31(c)
SOXA...........................................................................................                 3.30(c)
Sub............................................................................................                Preamble
Sub Bylaws.....................................................................................                  1.4(a)
Sub Charter....................................................................................                  1.4(a)
Subsidiary.....................................................................................                     3.1
Superior Proposal..............................................................................                  7.1(g)
Surviving Corporation..........................................................................                     1.1
Takeover Proposal involving the Company........................................................                  4.2(a)
Tax Return.....................................................................................                  3.9(a)
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                                       v

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
Taxing Authority...............................................................................                  3.9(a)
Taxes..........................................................................................                  3.9(a)
Title Document.................................................................................           3.13(a)(i)(A)
Warehouse Agreements...........................................................................                 3.31(d)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of September 21, 2004 (this "Agreement"), is by and among Capital One Auto Finance, Inc., a Texas corporation ("Parent"), Foothill Services Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and Onyx Acceptance Corporation, a Delaware corporation (the "Company", and together with Sub, the "Constituent Corporations").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have determined that the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein is advisable and fair to and in the best interests of their respective stockholders;

         WHEREAS, the respective Boards of Directors of Sub and the Company have each approved and adopted, at meetings of each such Board of Directors, this Agreement and have authorized the execution hereof and the Board of Directors of Parent has authorized the execution hereof;

         WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent and each of the stockholders of the Company identified in Exhibit A hereto are entering into voting agreements pursuant to which each such stockholder of the Company agrees to take specified actions in furtherance of the transactions contemplated hereby; and

         WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with Section 251 of the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

         Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware at the time of the Closing. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for recording. The filing of the Certificate of Merger shall be made on the date of the Closing (as defined in Section 1.13).

         Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in Section 259 of the DGCL.

         Section 1.4 Charter and Bylaws; Directors and Officers.

         (a) At the Effective Time, the Certificate of Incorporation of the Company (the "Company Charter"), as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until amended as provided by applicable law; provided, however, that such Certificate of Incorporation shall be amended to become, and as a result at the Effective Time shall without further action be, identical to the Certificate of Incorporation of Sub (the "Sub Charter") as in effect immediately prior to the Effective Time except that Article I thereof shall be amended to change the name of the Surviving Corporation to the name of the Company. At the Effective Time, the Bylaws of Sub (the "Sub Bylaws") as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended in accordance with applicable law.

         (b) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Sub at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

         (a) Each issued and outstanding share of common stock, par value $0.01 per share, of Sub shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b) Each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") that is held in the treasury of the Company or by any wholly owned Subsidiary (as defined in Section 3.1) of the Company, and any shares of Company Common Stock owned by Parent, shall be cancelled and no payment, capital stock of Parent or other consideration shall be delivered in exchange therefor.

         (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(b) and any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive $28.00 in cash payable to the holder thereof, without interest thereon (the "Merger Consideration"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 1.5(c). The Merger Consideration shall be appropriately adjusted for any stock dividend, stock split or like transaction affecting the Company Common Stock prior to the Effective Time.

         (d) (i) The Company shall cause each Company Stock Option (as defined in Section 3.2(a)) issued and outstanding under the Company 1996 Stock Option/Stock Issuance Plan (as amended and restated as of April 23, 1998 and subsequently amended and restated as of March 31, 2000 and as of December 30,
2003) (the "1996 Plan"), to become fully vested and exercisable as of immediately prior to the Effective Time and permit the holders of such issued and outstanding Company Stock Options to exercise such Company Stock Options as of immediately prior to the Effective Time. A notice and election form to be mutually agreed upon by the Company and Parent shall be distributed by the Company to the holders of such Company Stock Options to permit such holders to elect to so exercise their Company Stock Options as of immediately prior to the Effective Time and Parent shall cause the Company to make a cash payment to such holders as promptly as practicable after the Closing (but in no event later than two business days after the Closing) equal to the number of shares of Company Common Stock for which each Company Stock Option is then exercisable multiplied by the per share Merger Consideration, less the aggregate exercise price of each such Company Stock Option and less any amounts required to be withheld pursuant to any applicable tax withholding requirements. The Company shall cause each Company Stock Option issued and outstanding under the Company Stock Option Plans (as defined in Section 3.2(a)) at the Effective Time, and which has not been exercised prior to the Effective Time, to be cancelled as of the Effective Time without payment thereon. All Company Stock Options when cancelled in accordance with this Section 1.5(d) shall cease to be outstanding, and each holder of such a Company Stock Option and all other Persons (as defined in Section 4.1(d)) shall cease to have any rights with respect thereto.

             (ii) Except as provided herein or as otherwise agreed to by the parties, the Company shall cause the Company Stock Option Plans to terminate as of the Effective Time.

         Section 1.6 Exchange of Certificates.

         (a) Parent shall appoint a trust company or a commercial bank reasonably acceptable to the Company to act as paying agent hereunder (the "Paying Agent"). Prior to the Effective Time, Parent shall deposit with the Paying Agent the aggregate Merger Consideration under Section 1.5(c) (the "Payment Fund"). The Paying Agent shall deliver the Merger Consideration contemplated to be paid pursuant to Section 1.5(c) out of the Payment Fund.

         (b) Parent shall cause the Paying Agent, as soon as practicable after the Effective Time, to mail to each record holder (including nominee holders for distribution to beneficial holders) of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and a Form W-9 to establish available exemptions from back-up withholding). Upon surrender for cancellation to the Paying Agent of one or more Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger

Consideration pursuant to this Article 1, and any Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration payable to the holder of the Certificates.

         (c) The Paying Agent shall invest the Payment Fund, as directed by Parent, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, or (iii) certificates of deposit, bank repurchase agreements or bankers acceptances, of commercial banks with assets exceeding $1,000,000,000, and any net earnings with respect thereto shall be paid to Parent as and when requested by Parent; provided that any such investment or any such payment of earnings shall not delay the receipt by holders of Certificates of their Merger Consideration or otherwise impair such holders' respective rights hereunder. Parent must promptly replace any portion of the Payment Fund which the Paying Agent loses through investments.

         (d) If any Merger Consideration is to be paid to a name other than that in which the Certificate surrendered is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such payment shall pay to the Paying Agent any taxes required by reason of payment or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Paying Agent.

         Section 1.7 Return of Payment Fund. Any portion of the Payment Fund which remains undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this Article 1 shall thereafter look only to Parent for payment of their claim for Merger Consideration. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such Merger Consolidation that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Section 1.8 No Further Ownership Rights in Company Common Stock. The Merger Consideration paid upon the surrender of Certificates and the payments made in respect of exercised Company Stock Options in accordance with the terms hereof shall be deemed to have been paid and made in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates and such Company Stock Options.

         Section 1.9 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common

Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Paying Agent or the Parent, such Certificates shall be cancelled as provided in this Article 1.

         Section 1.10 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any Claim (as defined in Section 3.10) that may be made against them with respect to such Certificate, the Paying Agent will pay the Merger Consideration for such lost, stolen or destroyed Certificate.

         Section 1.11 Further Assurances. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

         Section 1.12 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time held by a holder (if any), who has the right to demand, and who properly demands, an appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such share of Company Common Stock of such holder shall be treated as a share of Company Common Stock that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with this Article 1. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL (or any successor provision) and as provided in the immediately preceding sentence. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands. Parent shall be responsible for all payments with respect to the Dissenting Shares, including all expenses associated with any negotiations and proceedings with respect to demands for appraisal under the DGCL.

         Section 1.13 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Mayer, Brown, Rowe & Maw LLP, 1909 K Street, N.W., Washington, D.C. at 10:00 a.m., local time, no later than the second business day following the fulfillment or waiver (if permitted by law) of the conditions set forth in Article 6 or at such other time and place as Parent and the Company shall agree.

                                    ARTICLE 2

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub represent and warrant to the Company as follows:

         Section 2.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         Section 2.2 Authority. On or prior to the date of this Agreement, (a) the Boards of Directors of Parent and Sub have declared the Merger and this Agreement advisable and fair to and in the best interest of Parent and Sub, respectively, and their respective stockholders, (b) the Board of Directors of Parent has approved the execution of this Agreement in accordance with applicable law and (c) the Board of Directors of Sub has approved and adopted this Agreement in accordance with the DGCL. Each of Parent and Sub has all requisite corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to filing of appropriate Merger documents as required by the DGCL. This Agreement and the consummation of the transactions contemplated hereby have been approved by Parent as the sole stockholder of Sub. This Agreement has been duly executed and delivered by Parent and Sub, and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect of this Agreement on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws or equitable principles in effect relating to creditors' rights and remedies and general principles of equity.

         Section 2.3 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in clauses (i) through (v) of this Section 2.3 have been obtained and all filings and obligations described in clauses (i) through (v) of this Section 2.3 have been made, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under or cause the loss of a material benefit under, or result in the creation of any Lien (as defined in Section 3.2(b)) upon or default on any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (a) the Articles of Incorporation of Parent (the "Parent Charter") or the Bylaws of Parent (the "Parent Bylaws") or the Sub Charter or Sub Bylaws, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Sub or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or any of their respective properties or assets, other than, in the case of clauses (b) or (c), any such violation, default, right, loss or Lien that would not, individually or in the aggregate, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal, state or local), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate related documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws"), (iv) applicable bank holding company regulatory approval and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         Section 2.4 Brokers. No broker, investment banker or other Person, other than Deutsche Bank Securities Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

         Section 2.5 Operations of Sub. Sub is a direct, wholly owned Subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, and has engaged in no other business activities other than those necessary to consummate the transactions contemplated hereby.

         Section 2.6 Funds. Parent has, or will have prior to the Effective Time, sufficient funds available to satisfy the obligation to pay the Merger Consideration.

         Section 2.7 Information Supplied. None of the information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 3.6) will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholder Meeting (as defined in Section 5.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion in such document.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Sub that, except as otherwise set forth in a specific section of the Company Disclosure Letter that references a specific representation or warranty in this Article 3:

         Section 3.1 Organization, Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their respective properties owned or held under lease or the nature of their respective activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement (a) "Material Adverse Effect" means, when used with respect to Parent, the Company or the Surviving Corporation, as the case may be, any event, change or effect that individually or when taken together with all other such events, changes or effects is or is reasonably expected to be materially adverse to the business, assets, liabilities, financial condition, or results of operations of Parent and its Subsidiaries, taken as a whole, the Company and its Subsidiaries, taken as a whole, or the Surviving Corporation and its Subsidiaries, taken as a whole, as the case may be; and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent, the Company or the Surviving Corporation, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

         Section 3.2 Capital Structure.

         (a) As of the date hereof, the authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"), of which 200,000 shares have been designated as Series A Participating Preferred Stock, par value $.01 per share (the "Company Series A Preferred Stock"). At the close of business on September 16, 2004, (i) 5,260,577 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock were held in the treasury of the Company, (iii) no shares of Company Preferred Stock were issued and outstanding and 200,000 shares of Company Series A Preferred Stock were reserved for issuance pursuant to the Rights Agreement (as defined in Section 3.26), (iv) 1,905,987 shares of Company Common Stock were reserved for issuance pursuant to options to purchase shares of Company Common Stock ("Company Stock Options") issued and outstanding pursuant to (x) the 1996 Plan, (y) the Company Second Amended and Restated 1994 Stock Option Plan and (z) the Company 1994 Special Performance Option Grant Plan (collectively, the "Company Stock Option Plans") and (v) the weighted average exercise price of all outstanding Company Stock Options with an exercise price per share of Company Common Stock less than the Merger Consideration was $5.18. The Company Stock Option Plans are the only benefit plans, programs, policies, arrangements or agreements of the Company or its Subsidiaries under which any securities of the Company are issuable. As of the date of this Agreement, except as set forth above and except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. As of the date of this Agreement, except (i) as set forth above and
(ii) as set forth in Section 3.2 of the disclosure letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated the Company Disclosure Letter (the "Company Disclosure Letter"), there are no options, warrants, calls, rights, puts or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell, purchase or redeem, or cause to be issued, delivered, sold, purchased or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement. True, complete and correct copies of the Company Charter and the Bylaws of the Company, as amended (the "Company Bylaws"), have been delivered to Parent.

         (b) Each outstanding share of capital stock (or other voting security or equity equivalent) of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable, and each such share (or other voting security or equity equivalent) is owned by the Company or another wholly owned Subsidiary of the Company (other than shares of CU Acceptance Corporation, which is majority owned by the Company), free and clear of all security interests, liens, Claims, pledges, third party rights or restrictions, options, mortgages, title imperfections, defects, objections, easements, encroachments, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens") other than such Liens which (individually or in the aggregate) would not have a Material Adverse Effect on the Company. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

         (c) Exhibit 21.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC (as defined in Section 3.5) (the "Company Annual Report"), was, at the time so filed, a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

         Section 3.3 Authority. On or prior to the date of this Agreement, the Board of Directors of the Company has unanimously (a) declared the Merger and this Agreement advisable and fair to and in the best interests of the Company and its stockholders, (b) approved and adopted this Agreement in accordance with the DGCL, (c) resolved to recommend the approval and adoption of this Agreement by the Company's stockholders and (d) directed that this Agreement be submitted to the Company's stockholders for approval and adoption. The Company has all requisite corporate power to enter into this Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (i) approval of this Agreement by the stockholders of the Company and (ii) the filing of appropriate Merger documents as required by the DGCL. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of this Agreement on Parent and Sub) this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws or equitable principles in effect relating to creditors' rights and remedies and general principles of equity. The filing of the Proxy Statement with the SEC has been duly authorized by the Company's Board of Directors.

         Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in clauses (i) through (v) of this Section 3.4 have been obtained and all filings and obligations described in clauses (i) through (v) of this Section 3.4 have been made, except as set forth in Section 3.4(a) of the Company Disclosure Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under or cause the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (a) the Company Charter or the Company Bylaws, (b) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries or any off-balance sheet trusts or other entities of the Company or any of its Subsidiaries, (c) any loan or credit agreement, note, bond, mortgage, indenture, securitization agreement, lease or other agreement, instrument, permit, concession, franchise or license to which the Company or any of its Subsidiaries is a party or is subject or (d) any judgment, order or decree or, to the Knowledge of the Company, any statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (b),
(c) or (d), any such violation, default, right, loss or Lien that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate related documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) applicable requirements, if any, of The NASDAQ Stock Market, (iv) items set forth in Section 3.4(b) of the Company Disclosure Letter (other than pursuant to Real Property Leases (as defined in Section 3.15(a)) which are addressed in Section 3.15) and (v) such other consents, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         Section 3.5 SEC Documents; Financial Statements; Other Documents.

         (a) The Company has timely filed all required documents with the U.S. Securities and Exchange Commission (the "SEC") since December 31, 2001, including all certifications and statements required by (i) the SEC's order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (ii) Rule 13a-14 or 15d-14 under the Exchange Act or (iii) 18 U.S.C.
Section 1350 (Section 906 of SOXA (as defined in Section 3.30(c)) with respect to such documents (collectively, the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), SOXA or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has Made Available to Parent copies of all (x) Company SEC Documents and (y) comment letters received by the Company from the SEC since December 31, 2001 and all responses to such comment letters by or on behalf of the Company. "Made Available" means, with respect to any document or information, that such document or information was present and available for inspection by Parent and its representatives in the due diligence document review room to which Parent and its representatives had access on September 12, 13 and 14, 2004 at the Company's headquarters or was actually delivered to Parent by or on behalf of the Company prior to the date of this Agreement.

         (b) The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted U.S. accounting principles and SEC Regulation S-X ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as required by GAAP, the Company has not, since December 31, 2001, made any material change in the accounting practices or policies applied in the preparation of financial statements.

         (c) Section 3.5(c) of the Company Disclosure Letter lists, and the Company has Made Available to Parent copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) effected by the Company or its Subsidiaries since December 31, 2001. Each of (i) PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the consolidated financial statements (including, in each case, any notes thereto) of the Company as of and for the periods ended December 31, 2002 and for all periods prior thereto included in the Company SEC Documents and (ii) Grant Thorton LLP, which has expressed its opinion with respect to the consolidated financial statements (including, in each case, any notes thereto) of the Company as of December 31, 2003 and for the year then ended included in the Company SEC Documents, is and has been, as required, throughout the periods covered by such respective financial statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of SOXA), (y) "independent" with respect to the Company within the meaning of Regulation S-X of the SEC and (z) with respect to the Company, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board. Section 3.5(c) of the Company Disclosure Letter lists all non-audit services performed by each of PricewaterhouseCoopers LLP and Grant Thorton LLP for the Company and its Subsidiaries since December 31, 2001.

         Section 3.6 Information Supplied. None of the information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement relating to the Company Stockholder Meeting (the "Proxy Statement") will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion in such document. The Proxy Statement will comply as to form with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder. The Company shall promptly inform Parent of the discovery of any information which should be set forth in a supplement to the Proxy Statement.

         Section 3.7 Absence of Certain Changes or Events. Except as disclosed in Section 3.7 of the Company Disclosure Letter and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004 filed with the SEC (the "Company Quarterly Reports"), since December 31, 2003:
(a) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent) that would result in a Material Adverse Effect on the Company; (b) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company;
(c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock except for the cash dividends to stockholders of the Company paid during 2004 and disclosed in the Company Quarterly Reports or any Reports on Form 8-K filed with the SEC by the Company since December 31, 2003 and prior to the date of this Agreement; and (d) there has been no Material Adverse Effect with respect to the Company.

         Section 3.8 Permits and Compliance. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (i) its charter, bylaws or other organizational documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (i), (ii) and (iii), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

         Section 3.9 Tax Matters.

         (a) For purposes of this Agreement, (i) "Taxes" shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, excise, withholding and other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts; (ii) "Taxing Authority" shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority and (iii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

         (b) All material federal, state, local, foreign and other Tax Returns of the Company and its Subsidiaries (including any consolidated Tax Returns that include the income or loss of the Company or any of its Subsidiaries) required by law to be filed or sent as of the Effective Time have been or will be duly filed or sent, and such returns are or will be true, complete and correct in all material respects. All material Taxes imposed upon the Company or any of its Subsidiaries or any of the properties, assets or income of the Company or any of its Subsidiaries which are due and payable through the Effective Time or claimed by any Taxing Authority to be due and payable through the Effective Time have been or will be paid or reserved for, or adequate provision will be made therefor in accordance with GAAP, as of the Effective Time, other than Taxes being contested in good faith by the Company or any of its Subsidiaries concerning an aggregate amount which is not material to the business of the Company or any of its Subsidiaries.

         (c) Except as set forth in Section 3.9 of the Company Disclosure Letter, there are: (i) no material Tax Claims pending against the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries knows of any threatened Claim for Tax deficiencies or any basis for such Claims; (ii) no Tax Returns for the Company or any of its Subsidiaries that have been or are currently being examined by any Taxing Authority; and (iii) not now in force any waivers or agreements by the Company or any of its Subsidiaries for the extension of time for the assessment of any material Tax, nor has any such waiver or agreement been requested by any Taxing Authority.

         (d) The Company and each of its Subsidiaries have paid or are withholding and will pay when due to the proper Taxing Authorities all material withholding amounts required to be withheld with respect to all Taxes, including sales and use Taxes and Taxes on income or benefits and taxes for unemployment, social security or other similar programs with respect to salary and other compensation of directors, officers and employees of the Company and its Subsidiaries.

         (e) Neither the Company nor any of its Subsidiaries has any liability for any material federal, state, local, foreign or other Taxes of any corporation or entity other than the Company and its Subsidiaries, including any liability arising from the application of U.S. Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law.

         (f) Neither the Company nor any of its Subsidiaries is or has been a party to any material Tax sharing agreement with any corporation other than the Company and its Subsidiaries.

         (g) Neither the Company nor any of its Subsidiaries is or has been a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and neither Parent nor Sub is required to withhold Tax on the purchase of Company Common Stock pursuant to the Merger by reason of
Section 1445 of the Code.

         Section 3.10 Actions and Proceedings. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and except as set forth in Section 3.10 of the Company Disclosure Letter, there are no outstanding and unsatisfied orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers or employees of the Company or any of its Subsidiaries, as such, or any of its or their properties, assets or business or any Benefit Plan (as defined in Section 3.11(c)) that, individually or in the aggregate, (i) would have a Material Adverse Effect on the Company or involve the potential for loss in the aggregate in excess of $250,000 or (ii) materially impair the ability of the Company to perform its obligations hereunder. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Section 3.10 of the Company Disclosure Letter, there are no actions, suits, claims, litigation or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the

Company or any of its Subsidiaries or any of its or their present or former directors, officers or employees, as such, or any of its or their properties, assets or business or any Benefit Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or consummate the transactions contemplated hereby. As of the date hereof, there are no actions, suits, claims, litigation or legal, administrative, governmental or arbitration proceedings or investigations ("Claims") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of its or their present or former officers, directors or employees or any of its or their properties, assets or business or any Benefit Plan, in each case relating to the transactions contemplated by this Agreement. Section 3.10 of the Company Disclosure Letter sets forth a list of all outstanding actions, suits, litigation or legal, administrative, governmental or arbitration proceedings or formal investigations to which the Company or any of its Subsidiaries is a party, excluding bankruptcies and deficiency collection matters other than deficiency collection matters where the Company is a defendant. For purposes of this Agreement, "Knowledge of the Company" means the knowledge of the individuals identified on Section 3.10 of the Company Disclosure Letter after reasonable inquiry.

         Section 3.11 Employees; Employee Benefits.

         (a) Copies of all material written agreements with, concerning or relating to all current employees of the Company and its Subsidiaries (the "Employees") and former employees of the Company and its Subsidiaries ("Former Employees"), including union and collective bargaining agreements, and all material employment policies, and all amendments and supplements thereto, have been Made Available to Parent, and a list of all such agreements and policies is set forth on Section 3.11(a) of the Company Disclosure Letter. The Company does not currently offer or provide retiree health and other insurance benefits to Former Employees or their dependents, survivors or beneficiaries, and neither the Company nor any of its Subsidiaries has any liabilities (contingent or otherwise) with respect thereto except as otherwise required by Section 4980B of the Code, the comparable provisions of ERISA (as defined in Section 3.11(c)) or similar provisions of applicable state law. Except for individual automobile loans for not more than $50,000 and except as set forth in Section 3.11(a) of the Company Disclosure Letter, there are no outstanding loans from the Company or any of its Subsidiaries to any Employees or Former Employees. There are no outstanding loans to John W. Hall and any prior loans to Mr. Hall, and the retirement thereof, complied with all applicable laws, including SOXA. Except as set forth on Section 3.11(a) of the Company Disclosure Letter, since December 31, 2003, the Company and its Subsidiaries have not, in any material respect taken as a whole, (i) except in the ordinary course of business and consistent with past practice, increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees or Former Employees, (ii) provided any of the Employees with any increased security or tenure of employment, (iii) increased the amounts payable to any of the Employees upon the termination of any such Employee's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees or Former Employees under any Benefit Plan. To the Knowledge of the Company, all individuals who, in the last 24 months, have performed services for the Company or its Subsidiaries as a consultant or independent contractor ("Non-Employees") are independent contractors and are not employees of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has any material liability to or with respect to such Non-Employees for the withholding or payment of any income or social security taxes, the provision of benefits under any Benefit Plans or for any other charges, taxes or benefits with respect thereto. Copies of each agreement with any Non-Employee pursuant to which the Company or any of its Subsidiaries may have any material liability or which are not terminable upon less than 30 days notice have been Made Available to Parent and a list of all such agreements is set forth on Section 3.11(a) of the Company Disclosure Letter.

         (b) The Company and each of its Subsidiaries has complied in all material respects with all laws, statutes, rules and regulations applicable with respect to any employees, terms and conditions of employment and wages and hours in each of the jurisdictions in which it operates or does business, and no Claims have been made nor are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries arising out of or relating to or alleging any violation of any of the foregoing. The Company and each of its Subsidiaries has complied in all material respects with the employment eligibility verification form requirements under the Immigration Reform Control Act, as amended ("IRCA"), with respect to Employees and with the paperwork provisions and anti-discrimination provisions of IRCA and has obtained and maintained the employee records and I-9 forms with respect to the Employees in proper order as required by law. The Company is not currently employing any Employees who are not authorized to work in the United States.

         (c) Section 3.11(c) of the Company Disclosure Letter sets forth a list of each material defined benefit and defined contribution plan, retirement plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, unemployment compensation plan or program, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), medical or life insurance plan, cafeteria or flexible benefits plan, fringe benefit plan, employee stock option or stock purchase plan, severance pay, termination or salary continuation plan, change in control plan, program or arrangement, retention plan or program and each other employee benefit plan, program, policy, agreement or arrangement, including each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is sponsored or maintained by the Company or any of its ERISA Affiliates (as defined in Section 3.11(d)), to which the Company or any of its ERISA Affiliates is a party, in which the Company or any of its ERISA Affiliates participates, which the Company or any of its ERISA Affiliates has a commitment to create or under or with respect to which the Company or any of its ERISA Affiliates may have any material liability or material contingent liability, all of which are hereinafter referred to as the "Benefit Plans." Except as set forth in Section 3.11(c) of the Company Disclosure Letter, neither Parent nor the Company will incur any liability (including any increased liability) under any severance agreement, deferred compensation agreement, employment agreement, similar agreement or Benefit Plan solely as a result of the consummation of the transactions contemplated by this Agreement.

         (d) Except as set forth on Section 3.11(d) of the Company Disclosure Letter or as would not have a Material Adverse Effect on the Company, each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to meet the requirements for qualification under Section 401(a) of the Code and exemption from federal Income Taxes under
Section 501(a) of the Code meets the requirements of Section 401(a) of the Code; the trust, if any, forming part of such plan is exempt from U.S. Federal Income Tax under Section 501(a) of the Code; a favorable determination letter has been issued by the Internal Revenue Service (the "IRS") with respect to each plan and trust and each amendment thereto, including all amendments for which the remedial amendment period (as defined under applicable Treasury Regulations) has expired; and since the date of such determination letter, if any, there have been no circumstances which are likely to adversely affect the qualification of such plan. No Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code) or a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA) and there have been no other "welfare benefit funds" (within the meaning of Section 419 of the Code) relating to Employees or Former Employees. With respect to each Benefit Plan, the Company has heretofore Made Available to Parent complete and correct copies of the following documents, where applicable: (i) the three most recent annual reports (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinions required by
Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications thereof, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith, (v) the most recent actuarial report, if any, relating to the Benefit Plan and (vi) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefit plan. The term "ERISA Affiliate" means, with respect to any Person, any corporation or other trade or business under common control with such Person within the meaning of Section 414(b) or (c) of the Code. All of the Subsidiaries of the Company are ERISA Affiliates of the Company.

         (e) Except as described in Section 3.11(e) of the Company Disclosure Letter, none of the assets of any Benefit Plan is invested in employer securities or employer real property. There have been no acts or omissions by the Company or any of its ERISA Affiliates which have given rise to or may reasonably be expected to give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or any of its ERISA Affiliates may be liable.

         (f) With respect to the six consecutive year period ending as of the Effective Time, none of the Benefit Plans was or is a "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA and no Benefit Plan was or is subject to (i) Title IV of ERISA or (ii) Section 412 of the Code or parallel provision of ERISA. All contributions required to be made to or with respect to each Benefit Plan prior to the date hereof have been made or have been accrued for in the books and records of the Company or its ERISA Affiliates for all periods through the date hereof.

         (g) Except as set forth on Section 3.11(g) of the Company Disclosure Letter or as would not have a Material Adverse Effect on the Company, there have been no "prohibited transactions" within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA in connection with any of the Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any ERISA Affiliate to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA; each Benefit Plan has, in all material respects, been administered to date in accordance with the applicable provisions of ERISA, the Code and other applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained; there has been no correction of any defects with respect to a Benefit Plan subject to

Section 401(a) of the Code or its operation pursuant to any procedures established, or program permitted, by the IRS or otherwise within the 36-month period prior hereto; all reports and information required to be filed with the Department of Labor or the IRS with respect to any Benefit Plan have been timely filed or delivered; there is no Claim pending or, to the Knowledge of the Company, threatened involving a Benefit Plan (other than routine claims for benefits), and, to the Knowledge of the Company, there is no basis for such a Claim; none of the Benefit Plans nor any fiduciary thereof has been, to the Knowledge of the Company, the direct or indirect subject of an order or investigation or examination by a governmental or quasi-governmental agency and there are no matters pending before the IRS, the Department of Labor or any other Governmental Entity with respect to a Benefit Plan; and there has not been and will be no "parachute payment" (as defined in Section 280G(b)(2) of the Code) to any of the Employees prior to the Closing or as a result of the transactions contemplated by this Agreement.

         (h) Except as set forth in Section 3.11(h) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any written notice from any Employee indicating that such Employee intends to terminate its employment with the Company or any of its Subsidiaries and, to the Knowledge of the Company, no Employee intends to terminate its employment with the Company or any of its Subsidiaries.

         Section 3.12 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. No labor union or other collective bargaining unit represents or has ever represented any of the Employees in connection with their employment with the Company or any of its Subsidiaries. There is no labor strike, dispute, slowdown, work stoppage, picketing, filed grievance, unfair labor practice charge, investigation, complaint or other proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike, slowdown, work stoppage, picketing, filed grievance, unfair labor practice charge, investigation, complaint or other proceeding would not have a Material Adverse Effect on the Company. No consent of any labor union or other collective bargaining unit representing Employees is required to consummate the transactions contemplated by this Agreement.

         Section 3.13 Receivables. Except as set forth in Section 3.13(a) of the Company Disclosure Letter:

         (a) As to each retail installment sales contract and security agreement or installment loan agreement and security agreement pursuant to which the obligor(s) thereunder (the "Obligor") has financed the purchase of an automobile, light-duty truck or van (a "Financed Vehicle") and granted a security interest therein to the Company or any of its Subsidiaries, including those that have been sold or assigned to a securitization trust of the Company or any of its Subsidiaries, (each, a "Contract") and that is reflected on the books and records of the Company or one of its Subsidiaries:

                  (i) Each Contract is secured by a valid and enforceable first priority security interest in favor of the Company or one of its Subsidiaries in the related Financed Vehicle, and such security interest has been duly perfected and is prior to all other Liens upon such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any Lien for unpaid taxes or unpaid storage or repair charges or any Lien created pursuant to a Securitization Agreement or a Warehouse Agreement) (as defined in
Section 3.31(d)).

                           (A) If the related Contract was originated in a state
in which notation of a security interest on the certificate of title for, or other evidence of ownership of, such Financed Vehicle (the "Title Document") (or in the electronic title records) is required or permitted to perfect the security interest in the related Financed Vehicle, and (x) was originated 180 days or more prior to the date of this Agreement, the Title Document or the electronic title records for such Financed Vehicle shows the Company or one of its Subsidiaries named as the original secured party under the related Contract as the holder of a first priority security interest in such Financed Vehicle; or
(y) was originated less than 180 days prior to the date of this Agreement, the Title Document or the electronic title records for such Financed Vehicle within 180 days from the date of origination will show the Company named as the original secured party under the related Contract as the holder of a first priority security interest in such Financed Vehicle; and

                           (B) if the related Contract was originated in a state
in which the filing of a financing statement under that state's Uniform Commercial Code is required to perfect a security interest in motor vehicles, and (x) was originated 180 days or more prior to the date of this Agreement, such filings or recordings have been duly made and show the Company named as the original secured party under the related Contract or (y) was originated less than 180 days prior to the date of this Agreement, such filings or recordings within 180 days from the date of origination will be duly made and will show the Company named as the original secured party under the related Contract. With respect to each Contract for which the Title Document has not yet been returned from the registrar of titles in the applicable jurisdiction (or evidenced in the electronic title records), the Company has written evidence that such Title Document showing the Company as first lienholder has been applied for.

                  (ii) The Company or one of its Subsidiaries has good and marketable title to and is the sole owner of each Contract free of all Liens other than those created pursuant to a Securitization Agreement or a Warehouse Agreement and any Lien for unpaid taxes or unpaid storage or repair charges.

                  (iii) There is no right of rescission, offset, defense or counterclaim to the obligation of the related Obligor(s) to pay the unpaid principal and interest due under such Contract; the operation of the terms of such Contract or the exercise of any right thereunder will not render such Contract unenforceable in whole or in part or subject such Contract to any right of rescission, offset, defense or counterclaim, and neither the Company nor any of its Subsidiaries has Knowledge that such right of rescission, offset, defense or counterclaim has been asserted or threatened.

                  (iv) Each Contract, and the sale of the Financed Vehicle sold thereunder, complied, at the time it was made, in all material respects with all applicable federal, state and local laws (and regulations thereunder), including usury, equal credit opportunity, fair credit reporting, truth-in-lending and other similar laws, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Servicemembers Civil Relief Act, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, and other applicable state laws regulating retail installment sales contracts and loans in general and motor vehicle retail installment contracts and loans in particular. Each Contract was acquired from the seller of the Financed Vehicle (a "Dealer"), which Dealer originated and assigned such Contract without any fraud or misrepresentation on the part of the Company or any of its Subsidiaries.

                  (v) Each Contract is the legal, valid and binding obligation of the related Obligor(s) thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; each party to such Contract had full legal capacity to execute and deliver such Contract and all other documents related thereto and to grant the security interest purported to be granted thereby; the terms of such Contract have not been waived, amended or modified in any respect, except by instruments that are part of the related Contract documents, and no such waiver, amendment or modification has caused such Contract to fail to meet all of the representations, warranties and conditions, set forth herein with respect thereto. No Obligor on such Contract is a federal, state or local government entity.

                  (vi) Each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder or assignee thereof adequate for the practical realization against the collateral of the benefits of the security, subject, as to enforceability, to bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally.

                  (vii) Except for payment or insurance delinquencies, to the Knowledge of the Company, (a) there is no default, breach, violation or event permitting acceleration existing under any Contract, (b) there does not exist any continuing condition that with notice or lapse of time or both would constitute a default, breach, violation or event permitting acceleration under such Contract, and (c) neither the Company nor any of its Subsidiaries has waived any such default, breach, violation or event permitting acceleration.

                  (viii) Each Financed Vehicle is covered by Creditors Comprehensive Single Interest Insurance Policy covering losses with respect to the Contracts, which policy has been issued by Great American Insurance Company; each of the Company and its Subsidiaries has at all times complied with all of the provisions of such insurance policy applicable to it so long as such insurance policy is in effect.

                  (ix) Each Contract requires that the related Obligor(s) obtain and maintain in effect for the related Financed Vehicle a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (x) its maximum insurable value or (y) the principal amount due from the related Obligor(s) under such Contract, (ii) naming the Company as a loss payee and
(iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and the Company has in place a vendor's single interest insurance policy providing coverage upon repossession of the related Financed Vehicle in an amount equal to the lesser of the actual cash value of such Financed Vehicle, the cost of repair or replacement for such Financed Vehicle and the unpaid balance of the related Contract. Each of the Company and its Subsidiaries has at all times complied with all of the provisions of such insurance policies applicable to it.

                  (x) Payments under each Contract have been applied as provided in the applicable Contract, and are due monthly in substantially equal amounts through its maturity date sufficient to fully amortize the principal balance of such Contract by its maturity date.

                  (xi) There is only one original of each Contract and such original, together with (a) the original credit application of the Obligor thereunder; (b) either (i) the original Title Document for the related Financed Vehicle or a duplicate copy thereof issued or certified by the registrar of titles which issued the original thereof (or, with respect to certain of the Financed Vehicles, evidence of the electronic Title Document), together with evidence of perfection of the security interest in the related Financed Vehicle granted by such Contract, as determined by the Company to be permitted or required to perfect such security interest under the laws of the applicable jurisdiction, or (ii) written evidence that the Title Document for such Financed Vehicle showing the Company as first lienholder has been applied for; (c) any agreement(s) modifying the Contract (including any extension agreement(s)); (d) any documents evidencing or related to any insurance policy with respect to the Financed Vehicle and (e) any documents specifically relating to the Obligor or the Financed Vehicle, is being held by the Company or one of its Subsidiaries or Schick Records Management.

                  (xii) At the date of origination of each Contract, the original principal balance of such Contract was not greater than the purchase price to the related Obligor(s) (including taxes, warranties, licenses and related charges) of the related Financed Vehicle.

                  (xiii) No Obligor under such Contract was in bankruptcy proceedings at the time of origination of the Contract.

                  (xiv) Each Contract had an original maturity of not more than 72 months.

                  (xv) The related Obligor(s) were located in the United States at the time of origination.

                  (xvi) The Obligor on each Contract is either (A) a natural person residing in any state or (B) another entity, provided that a natural person is a joint and several Obligor with respect to such Contract.

         (b) Section 3.13(b) of the Company Disclosure Letter sets forth schedules (the "Receivables Schedules") of delinquencies, charge-offs and repossessions, (i) in absolute dollars and (ii) as a percentage of "managed receivables" as set forth in the financial statements of the Company or its Subsidiaries, or securitization trusts of the Company or any of its Subsidiaries, with respect to the Contracts, during the prior (w) 29 days, (x) 30 to 59 days, (y) 60 to 89 days and (z) 90 or more days, in each case as of (A) June 30, 2004, (B) July 31, 2004 and (C) August 31, 2004.

         (c) Section 3.13(c) of the Company Disclosure Letter sets forth (i) the aggregate number and aggregate amount (in U.S. dollars) of Contracts purchased by the Company or its Subsidiaries during each month ended (A) July 31, 2004 and
(B) August 31, 2004 and (ii) with respect to each such aggregate amount (in U.S. dollars), the amount thereof classified under the Company's "Gold" program.

         (d) Each securitization entity (other than securitization trusts) of the Company or any Subsidiary of the Company meets the qualifications set forth in the definition of the term, and accordingly is a, Subsidiary of the Company as defined in this Agreement.

         Section 3.14 Title of Property and Assets. Except as set forth in
Section 3.14 of the Company Disclosure Letter or as would not have a Material Adverse Effect on the Company, the Company or its Subsidiaries have good title to, or a valid leasehold interest in or license to use, the property and assets (real, personal, mixed, tangible and intangible) reflected in the Company Annual Report or acquired since the date thereof, free and clear of all Liens, except such Liens which do not materially impair the Company's or any such Subsidiary's ownership or use of such property or assets. With respect to the property and assets it leases, except as would not have a Material Adverse Effect on the Company, each of the Company and its Subsidiaries are in compliance with such leases and all leases to which the Company or any of its Subsidiaries are a party are in full force and effect and constitute valid and binding obligations of the Company or the Subsidiary, as the case may be. Except as would otherwise not have a Material Adverse Effect on the Company, the Company's and each of its Subsidiaries' assets constitute all of the properties, interests, assets and rights (real, personal, mixed, tangible and intangible) held for use or used in connection with the business and operations of the Company and its Subsidiaries.

         Section 3.15 Real Property.

         (a) Set forth in Section 3.15 of the Company Disclosure Letter is a list of all material leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (the "Leased Real Property").

         (b) Except as provided in Section 3.15 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase any Leased Real Property or any portion thereof or interest therein.

         (c) Except as provided in Section 3.15 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns any real property.

         (d) Except as set forth in Section 3.15 of the Company Disclosure Letter, as to all of the Real Property Leases, except as would otherwise not have a Material Adverse Effect on the Company, (i) they are enforceable in accordance with their respective terms and constitute valid and binding obligations of the respective parties thereto, (ii) there have not been and there currently are not any material defaults thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, (iii) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the landlord thereunder to terminate any of the Real Property Leases, (iv) all rent and additional rent payable thereunder has been paid in full, (v) except as set forth in the Real Property Leases Made Available to Parent, no waiver, indulgence or postponement of any of the obligations of the Company or any of its Subsidiaries thereunder has been granted, (vi) there are no oral agreements with respect to any of the Real Property Leases, (vii) the continuation, validity and effectiveness of all of the Real Property

Leases under the current material terms thereof will in no way be affected by the Merger and (viii) there are no material disputes or forbearance programs in effect, as to any of the Real Property Leases.

         Section 3.16 Insurance. Section 3.16 of the Company Disclosure Letter contains a list of all policies of casualty, liability, theft, fidelity, life and other forms of insurance held by the Company or any of its Subsidiaries. All such insurance policies are in the name of the Company or its Subsidiaries, and all premiums with respect to such policies have been paid when due. All such policies are in full force and effect, and neither the Company nor any of its Subsidiaries has received notice of cancellation or termination of any such policy. To the Knowledge of the Company, since December 31, 2001, neither the Company nor any of its Subsidiaries has been denied or had revoked or rescinded any policy of insurance, nor borrowed against any such policies, other than the receipt of insurance industry standard "non-renewal" letters (none of which have given rise to the revocation, rescission or termination of any such policy prior to the end of the policy term) or letters from insurance providers notifying the Company that such providers are exiting certain risk markets. Except as set forth in Section 3.16 of the Company Disclosure Letter, no material claim under any such policy is pending as of the date hereof.

         Section 3.17 Business Relations. Except as set forth in Section 3.17 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any written notice from any lender, customer, Dealer, counterparty to any securitization transaction, consultant, contractor, supplier or vendor indicating that it intends to terminate or modify its business relationship with the Company or any of its Subsidiaries, which termination or modification would have a Material Adverse Effect on the Company.

         Section 3.18 Intellectual Property.

         (a) Section 3.18(a)(i) of the Company Disclosure Letter contains a list of all material Intellectual Property (as defined in this Section 3.18(a)) owned by the Company or any of its Subsidiaries (the "Owned Intellectual Property"), indicating the owner of each item thereof and those items that have been registered or are the subject of a pending application. Section 3.18(a)(ii) of the Company Disclosure Letter contains a list of all material Intellectual Property used by the Company or any of its Subsidiaries other than the Owned Intellectual Property (the "Other Intellectual Property"), indicating the licensee of each item thereof and those items that have been registered or are the subject of a pending application. All material contracts, sublicenses, assignments and indemnities which govern rights or obligations of the Company or any of its Subsidiaries with respect to any Intellectual Property (the "Intellectual Property Agreements") have been Made Available to Parent. Correct and complete copies of all written items identified in Sections 3.18(a)(i) and
(ii) of the Company Disclosure Letter have been Made Available to Parent. "Intellectual Property" means any and all: United States and foreign patents and patent applications (including continuations, continuations-in-part, divisionals, provisionals, reissues and re-examinations thereof); registered and unregistered trade names, trademarks, service names and service marks (and applications for registration of the same) and all goodwill associated therewith; copyrights and copyright registrations (and applications for the same); trade secrets (including know how); computer data; computer programs and software (in source code and object code form) and firmware and all related programming, user and systems documentation; proprietary inventions, processes, designs (whether or not patentable or reduced to practice) and formulae; and all other intellectual property rights and assets.

         (b) The Company and its Subsidiaries own and have, and immediately after the Effective Time the Surviving Corporation will own and have, the entire right, title and interest in and to the Owned Intellectual Property and the unrestricted right, subject to the express provisions of the applicable Intellectual Property Agreement, to use the Other Intellectual Property, in each case free and clear of any Liens. The Owned Intellectual Property and Other Intellectual Property comprise all of the Intellectual Property necessary for, and the computer software and firmware included therein have all of the performance capabilities, characteristics and functions described in their documentation and specifications and as are necessary for, the conduct and operation of the business of the Company and its Subsidiaries as presently conducted and as contemplated by the Company to be conducted. The Company possesses technical documentation relating to computer software that is Owned Intellectual Property or Other Intellectual Property and such technical documentation relating to computer software that is Owned Intellectual Property includes all the source code, system documentation, statements of principles of operation, schematics, tools and explanation necessary to render such materials understandable and usable by a computer programmer of reasonable skill. To the Knowledge of the Company, none of the Owned Intellectual Property or Other Intellectual Property contains any virus, computer instructions, circuitry or other technological means intended to disrupt, damage or interfere with operation of applicable software.

         (c) Neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise conflicted with any rights of any Person in respect of any Intellectual Property. To the Knowledge of the Company, none of the Owned Intellectual Property or Other Intellectual Property is being infringed or otherwise used or is available for use by any other Person, except for software licensed by the Company or any of its Subsidiaries from third parties that was not developed for the exclusive use of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has used or incorporated within any of the Owned Intellectual Property any software that contains or is derived in any manner from, in whole or in part, any software distributed as free software, shareware, open source software (e.g., Linux), or under similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models: (i) GNU's General Public License
(GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL);
(iii) the Mozilla Public License(s); (iv) the Netscape Public License; (v) the Berkeley software design (BSD) license including Free BSD or BSD-style license;
(vi) the Sun Public License (SPL); (vii) an Open Source Foundation License (e.g., CDE and Motif Unix user interfaces); and (viii) the Apache Server License.

         (d) The Intellectual Property Agreements (i) are valid, legal, binding, enforceable and in full force and effect in accordance with their terms, and no material default, violation or breach exists thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred and is continuing that, with notice or the passage of time or both, would constitute a default, violation or breach thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party, and (ii) are free and clear of all Liens. All royalties, license fees, charges or other amounts payable by, on behalf of, to or for the account of the Company or any of its Subsidiaries in respect of any Intellectual Property are disclosed in the consolidated financial statements of the Company contained in the Company SEC Documents. All such amounts payable by, on behalf of, or for the account of the Company or any of its Subsidiaries will be fully paid up as of the Effective Time.

         (e) No Claim or demand of any Person has been made, nor is there any Claim pending or, to the Knowledge of the Company, threatened, which (i) challenges the rights of the Company or any of its Subsidiaries in respect of any Intellectual Property, (ii) asserts that the Company or any of its Subsidiaries is infringing, has misappropriated or is otherwise in conflict with, or is, except as disclosed in the consolidated financial statements of the Company contained in the Company SEC Documents, required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or otherwise asserts that a license or other Intellectual Property right is necessary or desirable for the Company or any of its Subsidiaries to conduct its business, or (iii) claims that any default exists under any Intellectual Property Agreement. Since January 1, 2001, none of the Owned Intellectual Property or, to the Knowledge of the Company, the Other Intellectual Property has been subject to any outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity or has been the subject of any claim, demand, action, suit, litigation or legal, administrative or arbitration proceeding or investigation.

         (f) Except as set forth in Section 3.18(f) of the Company Disclosure Letter, each of the Employees, agents, consultants, contractors and others who has contributed to or participated in the discovery, creation or development of any Intellectual Property on behalf of the Company or any of its Subsidiaries ("Personnel"): (i) has assigned to the Company or one of its Subsidiaries, or is under a valid obligation to assign to the Company or one of its Subsidiaries (or to a Person who is obligated by contract to assign the same to the Company or one of its Subsidiaries), all right, title and interest in such Intellectual Property; (ii) is a party to a valid "work-made-for-hire" agreement under which the Company or one of its Subsidiaries is deemed to be the original owner/author of all subject matter included in such Intellectual Property; or (iii) to the extent that Personnel do not have the ability to take any of the actions described in the foregoing clauses (i) or (ii), has granted to the Company or one of its Subsidiaries a license or other legally enforceable right granting the Company or one of its Subsidiaries perpetual, unrestricted and royalty-free rights to use such Intellectual Property. Immediately after the Effective Time, the Surviving Corporation and its Subsidiaries shall own all right, title and interest of the Company and its Subsidiaries under all of the assignments, agreements, licenses and other arrangements described in the foregoing clauses
(i), (ii) and (iii). Each of the Company and its Subsidiaries has taken all reasonable, customary and usual precautions, including electronic and physical security precautions, to protect the secrecy, confidentiality and value of its trade secrets and confidential information and all third party confidential information in its possession (the "Protection Program") and, to the Knowledge of the Company, there has been no material violation of the Protection Program by any Person.

         Section 3.19 Agreements with Governmental Entities. Except as set forth in Section 3.19 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive issued by, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of, any Governmental Entity that restricts the conduct of its business or that in any manner related to its capital adequacy, its credit policies, its management or its business (each, a "Company Regulatory Agreement"), nor has the Company or any of its Subsidiaries been advised since January 1, 1999 by any Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement.

         Section 3.20 Investment Securities. Except for its interests in any of the Company's Subsidiaries, neither the Company nor any of its Subsidiaries (a) owns, has any right to acquire or is involved in negotiations to acquire, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person or (b) has the ability to control (whether through the ownership of voting securities or otherwise) any other Person.

         Section 3.21 Interest Rate Risk Management Instruments. Section 3.21 of the Company Disclosure Letter sets forth the notional amount and fair value of each interest rate swap, cap, floor and option agreement and other interest rate risk management arrangement, and such instruments, whether entered into for the account of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and with counterparties reasonably believed by the Company to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its Subsidiaries and, to the Knowledge of the Company, the counterparties, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws or equitable principles in effect relating to creditors' rights and remedies and general principles of equity), and are in full force and effect. The Company and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to the Knowledge of the Company, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         Section 3.22 Undisclosed Liabilities. Except for (a) those liabilities that are fully reflected or reserved for in the consolidated balance sheet of the Company included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the SEC, (b) liabilities disclosed in Section 3.22 of the Company Disclosure Letter and (c) liabilities incurred since June 30, 2004 (i) in the ordinary course of business consistent with past practice, or
(ii) outside the ordinary course not in excess, in the aggregate (exclusive of any matter set forth in Section 3.10 of the Company Disclosure Letter), of $250,000, at June 30, 2004, neither the Company nor any of its Subsidiaries had, and since such date none of them has incurred, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in Company's financial statements in accordance with GAAP).

         Section 3.23 Environmental Liability. There are no Claims or remediation activities of any nature seeking to impose, or that could reasonably result in the imposition, on the Company or any of its Subsidiaries of any material liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance relating to the protection of the environment or human health including the Comprehensive Environmental

Response, Compensation and Liability Act of 1980, as amended ("Environmental Laws"), pending or, to the Knowledge of the Company, threatened against Company or any of its Subsidiaries. To the Knowledge of Company, there is no reasonable basis for any such Claim or remediation activity that would impose any material liability or obligation on the Company or any of its Subsidiaries. The Company and each of its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws in all material respects and has no material liability under any Environmental Law.

         Section 3.24 Off-Balance Sheet Financials and Related Documents. Each of (a) the off-balance sheet financial information with respect to special purpose entities and related matters as set forth in Section 3.24(a) of the Company Disclosure Letter and (b) the records and reports with respect to delinquencies and static pool losses that have been delivered to Parent or its financial advisors prior to the date of this Agreement are accurate and correct in all material respects.

         Section 3.25 State Takeover Statutes. No state "fair price," "control share acquisition," "business combination moratorium" or other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

         Section 3.26 Rights Agreement. The Company has taken all action necessary to render the Series A Participating Preferred Stock purchase rights issued pursuant to the Rights Agreement, dated as of July 8, 1997, between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agreement") inapplicable to the Merger. Without limiting the generality of the foregoing, the Rights Agreement has been amended by all necessary action to (a) render the Rights Agreement inapplicable to this Agreement and the Merger and (b) ensure that (i) none of Parent or Sub or their respective Affiliates (as defined in Section 7.1(h)) is or will be an "Acquiring Person" (as defined in the Rights Agreement) by virtue of the execution, delivery, announcement or performance of this Agreement or the Merger and (ii) none of a "Distribution Date", a "Shares Acquisition Date", or a "Triggering Event" (as such terms are defined in the Rights Agreement) occurs by reason of the execution, delivery, announcement, consummation or performance of this Agreement or the Merger.

         Section 3.27 Opinion of Financial Advisor. The Company has received the written opinion of Relational Advisors LLC, dated as of September 20, 2004, to the effect that, as of September 20, 2004, the Merger Consideration is fair to the Company's stockholders from a financial point of view (the "Fairness Opinion").

         Section 3.28 Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to approve the Merger and adopt this Agreement. No other vote of the securityholders of the Company is required by law, the Company Charter or the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

         Section 3.29 Brokers. No broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         Section 3.30 Accounting and Disclosure Controls; SOXA Compliance.

         (a) Each of the Company and its Subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the reporting of assets is compared with existing assets at regular intervals and appropriate action is taken with respect to any differences; (v) material information relating to the Company and its Subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal control over financial reporting; and (vi) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to materially and adversely affect the ability to record, process, summarize and report financial information, and any fraud whether or not material that involves management or other employees who have a significant role in respect of internal control over financial reporting, are adequately and promptly disclosed to the independent auditors and the audit committee of the Board of Directors of the Company.

         (b) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. Section 3.30(b) of the Company Disclosure Letter lists, and the Company has Made Available to Parent copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To the Knowledge of the Company, each director and executive officer of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act since December 31, 2001.

         (c) The Company is in compliance in all material respects with all provisions of SOXA applicable to the Company. "SOXA" means the Sarbanes-Oxley Act of 2002, including all rules and regulations relating thereto.

         Section 3.31 Material Contracts; Dealer Agreements; Securitization Agreements.

         (a) The agreements filed as exhibits to the Company Annual Report and the Company Quarterly Reports (or incorporated as exhibits thereto by reference) together with the agreements entered into by the Company or any of its Subsidiaries since June 30, 2004 listed in Section 3.31(a) of the Company Disclosure Letter constitute all the agreements and contracts required to be filed by the Company with the SEC as material contracts pursuant to Item 601 of Regulation S-K under the Securities Act (collectively, the "Material Contracts"). Except as set forth in Section 3.31(a) of the Company Disclosure Letter or disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement, none of the Company or any of its Subsidiaries is a party to or bound by any agreement evidencing, or guarantee relating to, indebtedness for borrowed money in an aggregate outstanding principal amount exceeding $250,000.

         (b) Section 3.31(b)(i) of the Company Disclosure Letter lists each agreement between the Company or any of its Subsidiaries, on the one hand, and any Dealer, on the other hand (each such agreement, a "Dealer Agreement"). Except as set forth in Section 3.31(b)(ii) of the Company Disclosure Letter, each Dealer Agreement conforms in all material respects to the form dealer agreements delivered to Parent prior to the date of this Agreement.

         (c) Section 3.31(c) of the Company Disclosure Letter lists each securitization agreement to which the Company or any of its Subsidiaries, or any securitization trust of the Company or any of its Subsidiaries, is a party (the "Securitization Agreements").

         (d) Section 3.31(d) of the Company Disclosure Letter lists each warehouse agreement and residual line to which the Company or any of its Subsidiaries is a party (respectively, the "Warehouse Agreements" and "Residual Lines").

         (e) Neither the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, any other Person, is in default, violation or breach in any respect under any Material Contract, Securitization Agreement, Warehouse Agreement or Residual Line, and no event has occurred and is continuing that constitutes a violation of, or default (with or without notice or lapse of time, or both) under, or gives any Person a right of termination, cancellation or acceleration of any obligation under or shall cause the loss of a material benefit under any Material Contract, Securitization Agreement, Warehouse Agreement or Residual Line. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby shall result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to any Person a right of termination, cancellation or acceleration of any obligation under or cause the loss of a material benefit under any Material Contract, Securitization Agreement, Warehouse Agreement or Residual Line and each Material Contract, Securitization Agreement, Warehouse Agreement and Residual Line shall continue in full force and effect in accordance with its terms following the consummation of the transactions contemplated hereby.

         (f) Neither the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, any other Person, is in default, violation or breach in any respect under any Dealer Agreement, and no event has occurred and is continuing that constitutes a violation of, or default (with or without notice or lapse of time, or both) under, or gives any Person a right of termination, cancellation or acceleration of any obligation under or shall cause the loss of a material benefit under any Dealer Agreement, other than any such violation, default, right or loss that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby shall result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to any Person a right of termination, cancellation or acceleration of any obligation under or cause the loss of a material benefit under any Dealer Agreement and each Dealer Agreement shall continue in full force and effect in accordance with its terms following the consummation of the transactions contemplated hereby, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                                    ARTICLE 4

                COVENANTS RELATING TO COMPANY CONDUCT OF BUSINESS

         Section 4.1 Company Conduct of Business Pending the Merger. Except as expressly permitted by this Agreement, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section 4.1 of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

         (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such other than dividends and distributions by any Subsidiary to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; provided, however, that the Company may declare and pay during its fiscal quarter ending December 31, 2004, a dividend of no more than $0.25 per share of Company Common Stock if, and only if, the Company's net income (determined in accordance with GAAP applied in a manner consistent with the audited financial statements included in the Company Annual Report) for its fiscal quarter ending September 30, 2004 is greater than or equal to $4.13 million.

         (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalents or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options;

         (c) amend its charter or bylaws or other comparable charter or organizational documents;

         (d) merge or consolidate with or effect any business combination with any person, business, corporation, limited liability company, partnership, association or other business organization or entity (a "Person") or division thereof;

         (e) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole other than retail installment contracts purchased in the ordinary course of business;

         (f) sell, lease, license, mortgage, encumber or otherwise dispose of material properties or assets, other than in connection with sales in the ordinary course of business or in connection with the Company's securitization program;

         (g) sell any securitization residuals (including any B piece) at a price, prior to any selling expenses, which is less than the par value for such residuals;

         (h) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, other than (i) indebtedness or guarantees in the ordinary course of business and (ii) loans, advances, capital contributions and other investments between the Company and any of its Subsidiaries or between Subsidiaries of the Company;

         (i) enter into, adopt or amend in any material respect any severance plan, agreement or arrangement, Benefit Plan or employment or consulting agreement, except as required by applicable law;

         (j) increase the compensation (including bonuses, profit sharing and pension benefits) payable or to become payable to any of its Employees other than cash bonus payments for fiscal year 2004 consistent with the Company's past practice and consistent with the information provided to Parent by the Company prior to the date of this Agreement;

         (k) other than in the ordinary course of business consistent with past practices of the Company, terminate or amend any Dealer Agreement or otherwise materially modify the terms of its relationship with any Dealer;

         (l) change the Company's independent public accountants or make any change in accounting methods or policies of the Company except as required by the Financial Accounting Standards Board (FASB);

         (m) make any tax election not in the ordinary course of business;

         (n) change, in any material respect, any of the Company's credit policies or hedging strategies; or

         (o) agree or commit to do any of the foregoing.

         Section 4.2 No Solicitation by the Company.

         (a) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, the Company shall not, nor shall it permit any of its Subsidiaries or any of its or their officers, directors or employees or any investment banker, financial advisor, attorney, accountant, agent or other representative retained by it or by any of its Subsidiaries to, directly or indirectly through any representative or otherwise (i) solicit or initiate the submission of any Takeover Proposal involving the Company (as hereafter defined), (ii) enter into any agreement with respect to any Takeover Proposal involving the Company (other than a confidentiality agreement to the extent information is permitted to be furnished to any Person pursuant to this Section 4.2(a)), or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal involving the Company; provided, however, that, nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) complying with Rules 14-d(9) and 14-e(2) under the Exchange Act or publicly disclosing the existence of a Takeover Proposal involving the Company to the extent required by applicable law or (ii) furnishing nonpublic information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide Takeover Proposal involving the Company by such Person, if, (x) the failure to take such action would, in the good faith judgment of the Board of Directors of the Company, taking into consideration the advice (as confirmed in writing) of outside legal counsel of the Company, violate the fiduciary duties of the Board of Directors of the Company to the Company's stockholders under applicable law, and (y) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such Person, such Board of Directors receives from such Person an executed confidentiality agreement similar in form and substance to the Confidentiality Agreement (as defined in Section 5.3). For purposes of this Agreement, "Takeover Proposal involving the Company" means any proposal by any third party for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a 15% or greater equity interest in, 15% or more of the voting securities of, or 15% or more of the assets of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and other than any securitization related transaction entered into by the Company or any of its Subsidiaries in the ordinary course of business.

         (b) The Company shall advise Parent as promptly as practicable of (i) any Takeover Proposal involving the Company and (ii) the material terms of such Takeover Proposal involving the Company and any material changes thereto.

                                   ARTICLE 5

                              ADDITIONAL AGREEMENTS

         Section 5.1 Company Stockholder Meeting. The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (the "Company Stockholder Meeting") for the purpose of considering the approval of this Agreement. The Company shall, through its Board of Directors, recommend to its stockholders approval of this Agreement, shall use its reasonable best efforts to solicit such approval by its stockholders and shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, such recommendation, except if in the good faith judgment of the Company's Board of Directors, taking into consideration the written advice of outside legal counsel of the Company, the making of, or the failure to withdraw or modify, such recommendation would violate the fiduciary duties of such Board of Directors to the Company's stockholders under applicable law.

         Section 5.2 Preparation of the Proxy Statement; Fairness Opinion.

         (a) The Company shall promptly (i) prepare, and provide Parent reasonable opportunity to review and provide comments to, the Proxy Statement and (ii) file the Proxy Statement with the SEC. The Company shall use its reasonable best efforts to mail the Proxy Statement to its stockholders as soon as practicable thereafter.

         (b) The Company shall provide to Parent a copy of the Fairness Opinion prior to mailing the Proxy Statement to the Company's stockholders.

         Section 5.3 Access to Information; Meetings with Company Officers.

         (a) Subject to currently existing contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require, during normal business hours during the period from the date of this Agreement through the Effective Time, all of its properties, books, contracts, commitments and records (including the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (ii) a copy of the unaudited financial statements of the Company for each month ended during such period, in each case within 15 days after the last day of each such month ended and (iii) all other information concerning its business, properties and personnel as Parent may reasonably request. All information obtained pursuant to this Section 5.3 shall be kept confidential in accordance with the Confidentiality Agreement, dated July 26, 2004 between Capital One Financial Corporation and the Company (the "Confidentiality Agreement").

         (b) During the period from the date of this Agreement through the Effective Time, the Company shall permit Parent's officers and executives to meet with officers and executives of the Company responsible for the consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents, the internal controls of the Company and the disclosure controls and procedures of the Company to discuss such matters as Parent may deem reasonably necessary or appropriate for Capital One Financial Corporation, Parent or the Company to satisfy obligations under Sections 302 and 906 of SOXA.

         (c) Notwithstanding anything to the contrary in this Section 5.3, the Company shall only, in response to a request by Parent pursuant to this Section 5.3, be required to prepare analyses or conduct investigations to develop information or material that is not available at the time of such request, and will not become available in the ordinary course of the Company's business, if such preparation or investigation would not be materially and unreasonably burdensome to the Company.

         Section 5.4 Certain Payments, Fees and Expenses.

         (a) Except as provided in this Section 5.4 and Section 5.8, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including the fees and disbursements of counsel and accountants and all financing commitment fees, shall be paid by the party incurring such costs and expenses, provided that all printing and mailing expenses and all filing fees (including filing fees under the Exchange Act and the HSR Act) and all fees and expenses incurred with respect to communication with the Company's stockholders and option holders in connection with this Agreement and the transactions contemplated hereby shall be paid 50% by Parent and 50% by the Company promptly when due.

         (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by (i) the Company pursuant to Section 7.1(g), (ii) Parent pursuant to Section 7.1(h), (iii) either the Company or Parent pursuant to Section 7.1(f) and a Takeover Proposal involving the Company was made prior to the time of the Company Stockholder Meeting or any adjournment or postponement thereof, as applicable, or is announced within 180 days thereafter,
(iv) either the Company or Parent pursuant to Section 7.1(d) and a Takeover Proposal involving the Company was made prior to such termination and was a contributing cause of such failure to effect the Merger by the date specified in
Section 7.1(d) or (v) Parent pursuant to Section 7.1(b) or 7.1(c), then, in each case, the Company shall pay to Parent a fee of $9,000,000 in cash. In the case of such a termination of this Agreement by the Company, such payment shall be made no later than, and shall be a condition to the validity of, such termination. In the case of such a termination of this Agreement by Parent, such payment shall be made promptly, but in no event later than, the third day following such termination.

         (c) Further, notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by the Company pursuant to Section 7.1(b) or 7.1(c), then Parent shall pay to the Company a fee of $9,000,000 in cash.

         Section 5.5 Reasonable Best Efforts.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) obtaining all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act); (ii) obtaining all necessary consents, approvals or waivers from third parties; (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

         (b) Each party hereto shall use its reasonable best efforts not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue in any material respect or result in a material breach of any covenant made by it in this Agreement or which could reasonably be expected to impede, interfere with, prevent or delay in any material respect, the Merger.

         Section 5.6 Public Announcements. Parent and the Company shall not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the rules of NASDAQ.

         Section 5.7 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

         Section 5.8 Indemnification; Directors and Officers Insurance.

         (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the full extent such Persons may be indemnified by the Company, for acts or omissions occurring at or prior to the Effective Time, pursuant to the Company Charter and the Company Bylaws, as in effect immediately prior to the Effective Time, and under applicable laws.

         (b) The Company or Parent shall purchase, or shall cause the Surviving Corporation to purchase, a 6-year "tail" on the Company's current directors and officers insurance policy (the "D&O Insurance Tail"); provided, however, that the Company, Parent and the Surviving Corporation shall not be required to pay more than 250% of the Company's last annual premium for its directors and officers insurance policy for the D&O Insurance Tail.

         (c) The provisions of this Section 5.8 are intended for the benefit of, and shall be enforceable by, each Person entitled to indemnification under this
Section 5.8, his or her heirs and his or her personal representatives.

         Section 5.9 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or nonoccurrence, of any event of which it is aware and which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 5.10 12-1/2% Subordinated Notes. The Company shall cause all of the 12-1/2% Subordinated Notes due June 15, 2006 (the "Notes") under that certain Indenture dated as of April 17, 2000 among the Company, as issuer, and Bankers Trust Company, as trustee (the "Indenture") to be redeemed as of the Closing pursuant to the terms of the Indenture in such a manner that no Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) shall occur as a result of the Merger or the other transactions contemplated hereby, including the delisting of the Company Common Stock from the NASDAQ Stock Market. Parent shall make available to the Company the funds necessary to redeem the Notes when and as necessary, but in no event prior to the Effective Time.

                                   ARTICLE 6

                       CONDITIONS PRECEDENT TO THE MERGER

         Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Company Charter and Company Bylaws.

         (b) HSR. Any waiting period (and any extension thereof), or notice or filing period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (c) Authorizations and Consents. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, including the Federal Reserve Board, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, a Material Adverse Effect on Parent (assuming the Merger had taken place) ("Governmental Approvals"), shall have been obtained, shall have been made or shall have occurred. All necessary state securities or Blue Sky authorizations shall have been received.

         (d) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered under any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

         Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional condition:

         (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by an officer to such effect.

         Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

         (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

         (b) Consents. The Company shall have obtained (i) the consent or approval of each Person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument by which the Company or any of its Subsidiaries is bound, except as to which the failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Surviving Corporation or Parent and (ii) each consent identified in Section 6.3(b) of the Company Disclosure Letter.

         (c) Estoppel Certificate. The Company shall have obtained an estoppel certificate in form reasonably satisfactory to Parent from the landlord of the Company's Foothill Ranch, California facility.

         (d) Dissenting Shares. The aggregate number of Dissenting Shares shall not exceed 5% of the total number of Company Common Shares outstanding immediately prior to the Effective Time.

         (e) Employment Agreements. Each of the employment agreements dated as of the date hereof between Parent or the Surviving Corporation, as the case may be, on the one hand, and the respective individuals identified in Section 6.3(e) of the Company Disclosure Letter, on the other hand, shall be in full force and effect immediately prior to the Effective Time and none of such individuals shall have terminated his or her respective agreement or have breached the terms thereof.

         (f) Opinion of Counsel. Andrews Kurth LLP, legal counsel to the Company, shall have provided an opinion to Parent, dated as of the date of Closing, substantially in the form of Exhibit B hereto.

         (g) Secretary's Certificate. Parent shall have received a certificate, dated as of the date of Closing, of the secretary of the Company, in form and substance reasonably satisfactory to Parent, certifying (i) the Company Charter and the certificate of incorporation of each of the Company's Subsidiaries, (ii) the Company Bylaws and the bylaws of each of the Company's Subsidiaries, (iii) a certificate of good standing for each of the Company and its Subsidiaries duly certified by the Secretary of State of the State of Delaware and (iv) the incumbency of each individual authorized to execute this Agreement on behalf of the Company.

         (h) Litigation. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement or any of the transactions contemplated hereby which is reasonably likely to result in a Material Adverse Effect on the Company or Parent.

         (i) Dissolution of CU Acceptance Corporation. Notwithstanding the covenants set forth in Section 4.1, CU Acceptance Corporation, a Delaware corporation and Subsidiary of the Company, shall have been dissolved prior to the Effective Time, and such dissolution shall have been effected pursuant to
(i) the unanimous consent of CU Acceptance Corporation's Board of Directors and
(ii) the approval of CU Acceptance Corporation's stockholders.

         (j) Certain Market Events. Since the date of this Agreement there shall not have been (i) any banking moratorium declared or in effect in the United States, (ii) any significant suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading thereon, or any suspension of trading of any securities of the Company by the NASDAQ Stock Market or the SEC or (iii) any outbreak or material escalation of major hostilities or any other substantial national or international calamity or emergency if, in the reasonable judgment of Parent, the effect of any such outbreak, escalation, calamity or emergency on the United States financial markets makes it impracticable or inadvisable to proceed with the transactions contemplated hereby.

         (k) Material Adverse Effect. Since the date of this Agreement, there shall have been no events, changes, circumstances or effects that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Corporation.

         (l) Governmental Approvals. No Governmental Approvals impose conditions, restrictions, requirements or limitations that would have, individually or in the aggregate, a Material Adverse Effect on Parent.

                                   ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1 Termination. Subject to Sections 5.4(b) and 5.4(c), this Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent:

         (a) by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty business days following receipt by such other party of written notice from the nonbreaching party of such failure to comply;

         (c) by either Parent or the Company if there has been (i) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within thirty business days following receipt by the breaching party from the nonbreaching party of written notice of the breach;

         (d) by Parent or the Company if the Merger has not been effected on or prior to the close of business on the date that is 180 days after the date of this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date;

         (e) by Parent or the Company if any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

         (f) by Parent or the Company if the stockholders of the Company do not approve this Agreement at the Company Stockholder Meeting or at any adjournment or postponement thereof; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(f) if the Company has not complied with its obligations under Sections 5.1 and 5.2 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the stockholder approval to be obtained at the Company Stockholder Meeting;

         (g) by the Company on or after the tenth calendar day after the Company has notified Parent in writing that the Board of Directors of the Company has determined that a Takeover Proposal involving the Company constitutes a Superior Proposal; provided, that, as of such tenth calendar day after the Company has so notified Parent, the Board of Directors of the Company continues to believe in its good faith judgment, after taking into consideration any changes in the terms of the transactions contemplated by this Agreement that have been proposed by Parent on or prior to such date, that such Takeover Proposal involving the Company continues to constitute a Superior Proposal. For purposes of this Agreement "Superior Proposal" means a Takeover Proposal involving the Company that the Board of Directors of the Company determines in its good faith judgment, after consultation with its financial advisors, is more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement; or

         (h) by Parent if (i) the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have adversely modified or withdrawn its recommendation, approval or adoption of the Merger or this Agreement, or shall have resolved to do so, (ii) any Person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Company Common Stock, (iii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal involving the Company or shall have resolved to do so or (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails, within 10 business days of such commencement, to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders). As used herein, "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act.

         The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

         Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the Confidentiality Agreement and Section 5.4 and Article 8, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

         Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger at the Company Stockholder

Meeting, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 8

                               GENERAL PROVISIONS

         Section 8.1 Nonsurvival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

         Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Parent or Sub, to

             Capital One Auto Finance, Inc.
             3901 N. Dallas Parkway
             Plano, Texas 75093
             Attention: David R. Lawson
             Facsimile No.: (888) 722-4021

             and to:

             Capital One Financial Corporation
             1680 Capital One Drive
             McLean, Virginia 22102
             Attention: John G. Finneran, Jr.
             Facsimile No.: (703) 720-1094
             with a copy to:

             Mayer, Brown, Rowe & Maw LLP
             190 S. LaSalle Street
             Chicago, Illinois 60603
             Attention: Frederick B. Thomas
             Facsimile No.: (312) 782-0600

         (b) if to the Company, to:

             Onyx Acceptance Corporation
             27051 Towne Centre Drive
             Foothill Ranch, California 92610
             Attention: John W. Hall
             Facsimile No.: (949) 465-3992

             with a copy to:

             Andrews Kurth LLP
             1717 Main Street, Suite 3700
             Dallas, Texas 75201
             Attention: Ronald L. Brown
             Facsimile No.: (214) 659-4819

         Section 8.3 Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents, list of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 8.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 8.5 Entire Agreement; No Third Party Beneficiaries. This Agreement, the Company Disclosure Letter and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except as provided in the next sentence, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. The parties hereto expressly intended the provisions of Section 5.8 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third persons referred to in, or intended to be benefited by, such provision.

         Section 8.6 Governing Law.

         (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court or federal court of the United States of America sitting in Wilmington, Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any action or proceeding may be heard and determined in any such Delaware State court or, to the extent permitted by law, in such federal court. Such party agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Delaware State or federal court. Such party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) EACH OF THE PARTIES HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

         Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                   CAPITAL ONE AUTO FINANCE, INC.

                                   By:    /s/ David R. Lawson
                                      ------------------------------------------
                                   Name: David R. Lawson
                                   Title: President and Chief Executive Officer

                                   FOOTHILL SERVICES CORPORATION

                                   By:    /s/ David R. Lawson
                                      ------------------------------------------
                                   Name: David R. Lawson
                                   Title: Chairman, President and Chief
                                          Executive Officer

                                   ONYX ACCEPTANCE CORPORATION

                                   By:    /s/ John W. Hall
                                      ------------------------------------------
                                   Name: John W. Hall
                                   Title: President and Chief Executive Officer

                                    EXHIBIT A

         Stockholders of the Company entering into voting agreements with
Parent:

1.       John W. Hall

2.       Vincent M. Scardina

3.       Don P. Duffy

4.       Todd A. Pierson

5.       Michael A. Krahelski

6.       Gerald Wilkins

7.       Andy Sturm

8.       Frank L. Marraccino

9.       David G. MacInnis

10.      Steve Baldwin

11.      Rosie Hokanson

                                    EXHIBIT B
                         [ANDREWS KURTH LLP LETTERHEAD]

    [To be rendered in substantially the following form, subject to typical qualifications and final approval by AK Opinion Committee]

                               _________ __, 200__

[PARENT]
[____________]
[____________]

Ladies and Gentlemen:

         We have acted as counsel to [FOOTHILL], a Delaware corporation (the "Company") in connection with the negotiation, execution and delivery of the Agreement and Plan of Merger dated as of September __, 2004 among [PARENT], a ________ corporation ("Parent"), [MERGER SUB], a Delaware corporation ("Sub") and the Company (the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Merger Agreement.

         We are of the opinion that:

         1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware.

         2. Each Subsidiary of the Company is, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

         3. The Company has all requisite corporate power to enter into the Merger Agreement and, subject to approval by the stockholders of the Company of the Merger Agreement, to consummate the transactions contemplated thereby.

         4. The execution and delivery of the Merger Agreement by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company.

         5. The execution and delivery of the Merger Agreement by the Company does not, and the consummation of the transactions contemplated thereby and compliance with the provisions thereof by the Company will not, result in any violation of (a) the Company Charter or the Company Bylaws or (b) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries.

         6. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of the Merger Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, except for (i) in connection, or in compliance, with the provisions of the

HSR Act and the Exchange Act, (ii) applicable bank holding company regulatory approval, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate related documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) applicable requirements, if any, of The Nasdaq Stock Market, and (iv) other filings and registrations the failure of which to obtain would not have a Material Adverse Effect.

         We have furnished this opinion pursuant to Section 6.3(f) of the Merger Agreement.

                                   Very truly yours,

                                   Andrews Kurth LLP

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